          Filed With the Securities and Exchange Commission on October 22, 1999
                           Registration No. [__________]

                        SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                        FORM S-8
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933


                                 ARGONAUT GROUP, INC.
                  (Exact name of issuer as specified in its charter)

                    DELAWARE
            (State of other jurisdiction of                  95-4057601
             incorporation or organization) (I.R.S. Employer Identification No.)
                1800 AVENUE OF THE STARS
                       SUITE 1175
                    LOS ANGELES, CA                             90067
        (Address of Principal Executive Offices)              (Zip Code)
                                    ARGONAUT GROUP, INC.
                               EMPLOYEE STOCK INVESTMENT PLAN
                                  (Full title of the Plan)

JAMES B HALLIDAY                             Copies to:
Vice President and Treasurer                 Richard C. Wirthlin, Esq.
Argonaut Group, Inc.                         Irell & Manella LLP
1800 Avenue of the Stars, Suite 1175         1800 Avenue of the Stars, Ste. 900
Los Angeles, California  90067               Los Angeles, California  90067
Telephone:  (310) 553-0561                   Telephone:  (310) 277-1010
(Name and address of agent for service)


                        CALCULATION OF REGISTRATION FEE
                                               Proposed Maximum      Proposed Maximum
                                                  Offering Price     Aggregate Offering         Amount of
  Title of Securities       Amount to be         per Share (1)             Price              Registration
   to be Registered          Registered                                                             Fee

------------------------ --------------------- --------------------- ---------------------- ---------------------
Common Stock             50,000 shares (2)      $23.125               $1,156,250              $ 321.44

------------------------ --------------------- --------------------- ---------------------- ---------------------

1   Estimated   solely   for  the purpose   of   calculating    the
    registration  fee.  The  fee  has been calculated  pursuant to Rule
    457 (g)  based  upon the  closing price per    share    of   the
    Registrants' Common Stock on the NASDAQ National Market system on October 19, 1999, a date within 15 days prior to the date of filing of this Registration Statement.

2   Estimate of number of shares to be issued under plan.

                                                           EXPLANATORY NOTE

Argonaut Group, Inc. (the "Company") filed a registration statement on Form S-8 on October 10, 1989 (Reg. No.33-31547) (the "Previous Registration") relating to the registration of shares of common stock, $0.10 par value ("Common Stock"), of the Company in connection with the Argonaut Group, Inc. Employee Stock Investment Plan.

Pursuant  to  General   Instruction   E  of  Form  S-8,   this Registration
Statement on Form S-8 (the "Registration Statement") registers an additional 50,000 shares of the Company's Common Stock which may be acquired pursuant to the Argonaut Group, Inc. Employee Stock Investment Plan.

The Previous Registration is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

                                                                PART II

                                                           Item 8. EXHIBITS.



       -------------------------- ---------------------------------------------
                EXHIBIT
                NUMBER                                         DESCRIPTION
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                   5              Legal Opinion of Irell & Manella LLP(1)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                 23.1             Consent of Independent Auditors - Arthur
                                  Andersen LLP(1)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                 23.2             Consent of Irell & Manella LLP (included in
                                  legal opinion filed as
                                  Exhibit 5)
       -------------------------- ---------------------------------------------
       -------------------------- ---------------------------------------------
                  24              Power of Attorney (included on the signature
                                   pages filed herewith)
       -------------------------- ---------------------------------------------

         (1) Filed herewith

                                                              SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on October 22, 1999.


                                                     ARGONAUT GROUP, INC.



                                                   By /s/Charles E. Rinsch
                                                   Charles E. Rinsch
                                                   President and Director
                                                   (Principal Executive Officer)

                                                           POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS:

                  That the undersigned officers and directors of Argonaut Group, Inc., a Delaware corporation, do hereby constitute and appoint Charles E. Rinsch and James B Halliday, and each of them, the lawful attorney-in-fact and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines to be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulation or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as part of or in connection with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

                  IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of October 22, 1999.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons October 22, 1999 in the capacities indicated.

SIGNATURE                                                 TITLE
---------                                                 -----
/s/ Charles E. Rinsch                                     President
--------------------------------------------              and Director
Charles E. Rinsch (Principal Executive Officer)

/s/James B Halliday                                       Vice President
--------------------------------------------              and Treasurer,
James B Halliday (Principal Accounting Officer)

/s/ George A. Roberts                                     Director
--------------------------------------------
George A. Roberts

/s/ Michael T. Gray                                       Director
--------------------------------------------
Michael T.Gray

/s/ Jerrold V. Jerome                                     Director
--------------------------------------------
Jerrold V. Jerome

/s/Fayez S. Sarofim                                       Director
--------------------------------------------
Fayez S. Sarofim

/s/ Mark E. Watson III                                    Director
------------------------------------
Mark E. Watson III

                                                                      EXHIBIT 5


                                       LEGAL OPINION OF IRELL & MANELLA LLP
                                        [LETTERHEAD OF IRELL & MANELLA LLP]
                                                October 22, 1999




Argonaut Group, Inc.
1800 Avenue of the Stars Suite 1175
Los Angeles, California 90067


Ladies and Gentlemen:
         We have acted as counsel for Argonaut Group, Inc., a Delaware corporation (the "Company"), in connection with the proposed filing with the Securities and Exchange Commission expected to be made on or about October 5, 1999 under the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering
100,000 shares of the Company's Common Stock, par value $0.10 per share (the "Shares").

         As your counsel in connection with this transaction, we have examined such matters and documents as we have deemed necessary or relevant as a basis for this opinion.

         Based on these examinations, it is our opinion that the Shares, when issued and paid for in the manner referred to in the Registration Statement, will be legally and validly issued, fully-paid and non-assessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement.

                                                              Very Truly Yours,

                                                             /s/Irell & Manella
                                                            Irell & Manella LLP

                                                                   EXHIBIT 23.1




CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated January 7, 1999, incorporated by reference in Argonaut Group, Inc.'s Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this registration statement.


/s/Arthur Andersen LLP
San Francisco, California
October 22, 1999





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